ISCO International and FierceWireless Host Webinar -- Boost Wireless Network Performance With Expert Solutions

ELK GROVE VILLAGE, IL -- 08/21/2006 -- ISCO International, Inc. (AMEX: ISO), a leading global supplier of radio-frequency management and interference-control systems for the wireless telecommunications industry, and FierceLive! Webinars announce the upcoming webinar titled, "Eliminate Performance-Robbing Interference from you Wireless Networks." The webinar will be held on Tuesday, August 22nd at 2:00pm EDT / 11:00am PDT.

A Registration link can be found at www.iscointl.com in the upper right corner.

Unprecedented cellular growth and increasing system complexity have led to dynamic interference environments for global wireless operators. The industry has struggled in its ability to deal with interference issues as the predominant sources of inter-technology interference are random and varying in nature, and typically change by day, time, frequency and amplitude due to changes in topology, cell-loading, site additions and competitive systems.

You may participate in this webinar to learn about Adaptive Interference Management products such as the digital Adaptive Notch Filters (dANF) from ISCO that provide innovative and cost-effective solutions for interference mitigation.

--  Improve the Capacity and Performance of your wireless network
--  Expand EVDO and UMTS data throughput
--  Restore system Minutes of Use (MOUs) to their pre-interference levels
This webinar will be beneficial to a wide range of participants in the wireless industry who want to reduce or eliminate the impact of interference, including market managers tasked with performance metrics, persons in wireless system optimization, engineers, CTOs, and carrier performance engineering managers.

"We are excited about partnering with FierceWireless to host this timely webinar focusing on software-based, Adaptive Interference Management (AIM) products for the wireless industry. With new spectrum and technologies continuing to be created, ISCO's adaptive portfolio provides unparalleled value to the wireless carriers," said Neal Campbell, Executive Vice President, Next Generation Products.

ISCO's dANF technology is compatible with all spread spectrum-based wireless technologies (CDMA, UMTS, WiFi). The product integrates seamlessly with all wireless infrastructure manufacturers' cell site equipment. Importantly, due to the flexible Linux architecture, it is possible to future proof carrier networks from new types and modes of interference as new wireless technologies are introduced. The digital Adaptive Notch Filter can provide significant performance gains for voice, and perhaps more importantly, data networks challenged by intensive real-time applications impaired by in-band interference. The ISCO adaptive interference management ("AIM") platform provides the foundation for future applications of software-based filtering in WiMax, and other 4th Generation wireless systems.

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain additional financing in the future; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property; the risks of foreign operations and the risks of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on August 14, 2006. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

CONTACT:
Mr. Neal Campbell
1-847-391-9416
neal.campbell@iscointl.com